UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 21, 2009

ARBIOS SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32603	91-1955323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Commerce Drive Allendale, New Jersey	07401
(Address of principal executive offices)	(Zip Code)

200 E. Del Mar Boulevard, #320
Pasadena, California91105
(Former name or former address, if changed since last report)

Registrant’s telephone number, including area code:  (201) 995-1919

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01                      Changes in Control of Registrant

On September 21, 2009 Arbios Systems Inc.’s previously disclosed confirmed Chapter 11 Plan of Reorganization in Arbios’ Chapter 11 Bankruptcy filing in the United States Bankruptcy Court for the District of Delaware, Case No. 09-10082, became effective.  Pursuant to the terms of the Chapter 11 Plan, among other things, as of the effective date:

•	All of Arbios’ currently existing equity (including, but not limited to, all of its outstanding common and preferred shares of stock, warrants, and options) were canceled as of the effective date.

•
The company issued to Arbios Acquisition Partners, LLC an unrelated, privately held company, and its designees, who were the funders under the Chapter 11 Plan, an aggregate of 45 million new shares of common stock representing 90% of Arbios’ newly issued shares.

•
The company issued to the Company’s existing shareholders an aggregate of 5 million new shares of common stock equal to 10% of its newly issued shares pro rata, which replaces the canceled shares of common stock.  As a result, pursuant to the Chapter 11 Plan, 1 newly issued share of Arbios common stock replaced every 4.87 canceled shares of Arbios common stock held by Arbios shareholders as of September 21, 2009.

•	The officers and directors prior to the effective date of the Chapter 11 Plan resigned and new officers and directors were elected, as described under Item 5.02 below.

In consideration for issuing the new shares to them, Arbios Acquisition Partners and its designees paid the company $800,000 in cash.  Of the 45 million new shares of common stock issuable to Arbios Acquisition Partners and its designees, Arbios Acquisition Partners were 30 million shares as of the effective date of the Chapter 11 Plan, representing 60% of the issued and outstanding new shares of common stock for $533,333, and Arbios Acquisition Partners’ ten designees, none of which are affiliated with Arbios Acquisition Partners, were issued 15 million shares for $266,667 as of the effective date of the Chapter 11 Plan, which has been paid.

Arbios Acquisition Partners has advised the Company that the remaining $200,000 called for under the Chapter 11 Plan will be provided in the future on an as-needed basis on terms and conditions to be determined.

Arbios Acquisition Partners, LLC was founded by Thomas J. Fagan to fund Arbios in consideration for 90% of Arbios’ new common stock in connection with Arbios’ reorganization as provided Arbios’ Chapter 11 Plan.  Mr. Fagan is the sole Manager of Arbios Acquisition Partners.  Energex Systems, Inc., a developer, manufacturer and marketer of patented medical technologies, currently owns approximately 85% of the membership interests of Arbios Acquisition Partners.  Thomas Fagan is the Chairman of the Board, President, Chief Executive Officer and a director and the principal stockholder of Energex.

Arbios believes that the funds used by Arbios Acquisition Partners and its desginees to purchase their respective new shares of common stock were raised by Arbios Acquisition Partners through the private sale of Arbios Acquisition Partners membership interests, and were personal funds of the designees, respectively.

Details regarding Arbios Chapter 11 bankruptcy filing and the related Chapter 11 Plan were disclosed in Arbios’ previous reports filed with the Securities and Exchange Commission.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2009, the effective date of Arbios’ Chapter 11 Plan, the existing members of the Company’s board of directors and the company’s officers resigned from their respective positions and the new officers and directors of the company were named, pursuant to the terms of the Chapter 11 Plan described in Item 5.01.

The resigning members of Arbios’ board were John Vierling, M.D., Chairman of the Board, Amy Factor, Vice Chairman of the Board, Jack Stover, Thomas Seoh, Thomas Tully and Dennis Kogod.  As of the effective date of the Chapter 11 Plan, the new directors of the Company are Thomas Fagan, who serves as Chairman of the Board of Directors, and John Desiderio.

The resigning officers of the company are Shawn Cain, who served as the company’s President and Chief Executive Officer, and Scott Hayashi, who served as the company’s Chief Financial Officer.  As of the effective date of the Chapter 11 Plan, Thomas Fagan was named President and Chief Executive Officer of the company.

The following table sets forth the positions and offices presently held by each new director and officer and his age as of September 21, 2009.

Name	Age	Positions and Offices Held
Thomas Fagan	54	Director, Chairman of the Board, President and Chief Executive Officer
John Desiderio	69	Director

Thomas J. Fagan was named as the Chairman of the Board, President and Chief Executive Officer of Arbios on September 21, 2009.  Mr. Fagan founded Energex Systems, Inc., in 1999 and has held the positions of Chairman, President and Chief Executive Officer of Energex since then.  Prior to organizing Energex, Mr. Fagan’s medical device experience included (3) years of employment at Arthronix, Inc., where he was Director of Sales and Marketing and then President. At Energex Mr. Fagan is responsible for all aspects of business planning, strategy and operations, and he was instrumental in the acquisition, research and development of Energex’s medical technologies. Since January 2009, Mr. Fagan has been the sole Manager of Arbios Acquisition Partners, a limited liability company that he founded to participate in the reorganization of Arbios.

John Desiderio is a Wall Street Veteran with over 25 years of experience working in the investment industry. He has held senior management positions in such firms as Cantor Fitzgerald, Drexel Burnham Lambert and is currently Managing Director at LF Financial, managing private investments, a position he has held since 2004. He is also on the Advisory Board of Energex Systems, Inc. Possessing a strong love of the arts, John is honored to sit on the Board of Directors of Frank Sinatra School of the Arts in Queens, NY.

Item 8.01	Other Events

Among other things, Arbios is exploring the possibility of a business combination or other relationship with Energex Systems, Inc.  No structure or terms of a combination or other relationship have been determined and there are no agreements or obligations to pursue any combination or relationship.  No assurance can be given that any business combination of, or business relationship between, Arbios and Energex will occur.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBIOS SYSTEMS, INC.

By:	/s/ Thomas Fagan
Thomas Fagan
President and Chief Executive Officer

Date: September 25, 2009